UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

FIRST HORIZON NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

TN	62-0803242
(State of incorporation or organization)	(IRS Employer Identification No.)

165 Madison Avenue
Memphis, Tennessee	38103
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered

Depositary Shares each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.              ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.             ☐

Securities Act registration statement file number to which this form relates: 333-186171

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the general terms and provisions of the Non-Cumulative Perpetual Preferred Stock, Series A, liquidation preference $100,000 per share (the “Series A Preferred Stock”), of First Horizon National Corporation (the “Registrant”), as well as the description of the Registrant’s depositary shares (the “Depositary Shares”), each representing a 1/4,000th interest in a share of the Series A Preferred Stock to be registered hereunder are incorporated herein by reference to the descriptions included under the captions (i) “Description of Preferred Stock” and “Description of Depositary Shares”, respectively, in the Registrant’s Prospectus, dated January 24, 2013, included in the Registrant’s registration statement on Form S-3 (File No. 333-186171) and (ii) “Description of the Series A Preferred Stock” and “Description of Depositary Shares”, respectively, in the Registrant’s Prospectus Supplement, dated January 24, 2013, to the Registrant’s Prospectus, dated January 24, 2013. Such sections are incorporated herein by reference.

Item 2. Exhibits.

3.1	Restated Charter of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-15185), filed April 20, 2011).

3.2

Articles of Amendment of the Restated Charter of the Registrant with respect to the Series A Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-15185), filed January 31, 2013).

3.3

By-Laws of the Registrant, as amended and restated on October 16, 2012 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-15185), filed October 17, 2012).

4.1

Deposit Agreement, dated January 31, 2013, by and among the Registrant, Wells Fargo Bank, National Association, as depositary, and the holders from time to time of the depositary receipts described therein (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-15185), filed January 31, 2013).

4.2

Form of certificate representing the Series A Preferred Stock (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-15185), filed January 31, 2013).

4.3	Form of depositary receipt representing the Depositary Shares (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 31, 2013	First Horizon National Corporation

	By:	/s/ William C. Losch III

		Name:	William C. Losch III
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

3.1	Restated Charter of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-15185), filed April 20, 2011

3.2	Articles of Amendment of the Restated Charter of the Registrant with respect to the Series A Preferred Stock	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-15185), filed January 31, 2013

3.3	By-Laws of the Registrant, as amended and restated on October 16, 2012	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-15185), filed October 17, 2012

4.1

Deposit Agreement, dated January 31, 2013, by and among the Registrant, Wells Fargo Bank, National Association, as depositary, and the holders from time to time of the depositary receipts described therein

Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-15185), filed January 31, 2013

4.2	Form of certificate representing the Series A Preferred Stock	Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-15185), filed January 31, 2013

4.3	Form of depositary receipt representing the Depositary Shares	Included in Exhibit 4.1